                              FIRST KNOX BANC CORP.
                               Mount Vernon, Ohio



                                  EXHIBIT 10(A)

--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF OCTOBER 28, 1996



                                     BETWEEN


                            PARK NATIONAL CORPORATION



                                       AND


                              FIRST-KNOX BANC CORP.






--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I
                  THE MERGER....................................................................................  1
                           1.1.     Effective Time of the Merger................................................  1
                           1.2.     Closing.....................................................................  1
                           1.3.     Effects of the Merger.......................................................  2

ARTICLE II
                  CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES................................................  3
                           2.1.     Conversion of Shares........................................................  3
                                    (a)     Cancellation of Treasury Shares and Park-Owned Shares,
                                            etc.................................................................  3
                                    (b)     Conversion of First-Knox Common Shares..............................  3
                                    (c)     Exchange Ratio......................................................  4
                                    (d)     Termination Below $45.50 But Equal to or Greater Than
                                            90 Percent..........................................................  5
                                    (e)     Termination Below 90 Percent........................................  5
                           2.2.     Exchange of Certificates....................................................  5
                                    (a)     Exchange Agent......................................................  5
                                    (b)     Exchange Procedures.................................................  5
                                    (c)     Distributions with Respect to Unexchanged Shares;
                                            Voting..............................................................  6
                                    (d)     No Further Ownership Rights in Common Shares........................  6
                                    (e)     No Fractional Shares................................................  7
                                    (f)     Termination of Exchange Fund........................................  7
                                    (g)     No Liability........................................................  7
                                    (h)     First-Knox Stock Transfer Books.....................................  7

ARTICLE III
                  REPRESENTATIONS AND WARRANTIES................................................................  8
                           3.1.     Representations and Warranties of First-Knox................................  8
                                    (a)     Organization, Standing and Power....................................  8
                                    (b)     Capital Structure...................................................  8
                                    (c)     Authority........................................................... 10
                                    (d)     SEC Documents....................................................... 11
                                    (e)     Information Supplied................................................ 11
                                    (f)     Compliance with Applicable Laws..................................... 12
                                    (g)     Litigation.......................................................... 12
                                    (h)     Taxes............................................................... 12
                                    (i)     Certain Agreements.................................................. 13
                                    (j)     Benefit Plans....................................................... 13
                                    (k)     Subsidiaries........................................................ 14
                                    (l)     Agreements with Bank Regulators..................................... 14



                                    (m)     Absence of Certain Changes or Events................................ 15
                                    (n)     Certain Provisions of Articles of Incorporation Not
                                            Applicable.......................................................... 15
                                    (o)     Vote Required....................................................... 15
                                    (p)     Accounting Matters.................................................. 15
                                    (q)     Properties.......................................................... 15
                                    (r)     Ownership of Park Common Shares..................................... 16
                                    (s)     Brokers or Finders.................................................. 16
                                    (t)     Labor Matters....................................................... 16
                                    (u)     Environmental Matters............................................... 16
                                    (v)     CRA Compliance...................................................... 16
                                    (w)     Capital Requirements................................................ 17
                                    (x)     Loan Losses......................................................... 17
                           3.2.     Representations and Warranties of Park...................................... 17
                                    (a)     Organization, Standing and Power.................................... 17
                                    (b)     Capital Structure................................................... 17
                                    (c)     Authority........................................................... 18
                                    (d)     SEC Documents....................................................... 19
                                    (e)     Information Supplied................................................ 19
                                    (f)     Compliance with Applicable Laws..................................... 20
                                    (g)     Litigation.......................................................... 20
                                    (h)     Taxes............................................................... 20
                                    (i)     Certain Agreements.................................................. 20
                                    (j)     Benefit Plans....................................................... 21
                                    (k)     Subsidiaries........................................................ 22
                                    (l)     Agreements with Bank Regulators..................................... 22
                                    (m)     Absence of Certain Changes or Events................................ 22
                                    (n)     Certain Provisions of Articles of Incorporation Not
                                            Applicable.......................................................... 22
                                    (o)     Vote Required....................................................... 23
                                    (p)     Accounting Matters.................................................. 23
                                    (q)     Properties.......................................................... 23
                                    (r)     Ownership of First-Knox Common Shares............................... 23
                                    (s)     Brokers or Finders.................................................. 23
                                    (t)     Labor Matters....................................................... 24
                                    (u)     Environmental Matters............................................... 24
                                    (v)     CRA Compliance...................................................... 24
                                    (w)     Capital Requirements................................................ 24
                                    (x)     Loan Losses......................................................... 24

ARTICLE IV
                  COVENANTS RELATING TO CONDUCT OF BUSINESS..................................................... 25
                           4.1.     Covenants of First-Knox and Park............................................ 25
                                    (a)     Ordinary Course..................................................... 25
                                    (b)     Dividends; Changes in Shares........................................ 25


                                    (c)     Issuance of Securities.............................................. 25
                                    (d)     Governing Documents................................................. 26
                                    (e)     Exclusivity......................................................... 26
                                    (f)     No Acquisitions..................................................... 26
                                    (g)     No Dispositions..................................................... 26
                                    (h)     Indebtedness........................................................ 26
                                    (i)     Other Actions....................................................... 27
                                    (j)     Advice of Changes; Government Filings............................... 27
                                    (k)     Accounting Methods.................................................. 28
                                    (l)     Pooling and Tax-Free Reorganization Treatment....................... 28
                                    (m)     Compensation and Benefit Plans...................................... 28

ARTICLE V
                  ADDITIONAL AGREEMENTS......................................................................... 28
                           5.1.     Preparation of S-4, and the Proxy Statement................................. 28
                           5.2.     Access to Information....................................................... 29
                           5.3.     Shareholder Meetings........................................................ 29
                           5.4.     Legal Conditions to Merger.................................................. 30
                           5.5.     Affiliates.................................................................. 30
                           5.6.     Stock Exchange Listing...................................................... 30
                           5.7.     Employee Benefit Plans...................................................... 30
                           5.8.     Stock Options............................................................... 30
                           5.9.     Costs and Expenses.......................................................... 31
                           5.10.    Governance.................................................................. 31
                           5.11.    Indemnification............................................................. 31
                           5.12.    Dividends................................................................... 32
                           5.13.    Title Insurance............................................................. 33
                           5.14.    Survey...................................................................... 33
                           5.15.    Forms 13D or 13G Filings.................................................... 33
                           5.16.    Tax Representations......................................................... 33
                           5.17.    Additional Agreements....................................................... 33

ARTICLE VI
                  CONDITIONS PRECEDENT.......................................................................... 34
                           6.1.     Conditions to Each Party's Obligation To Effect the Merger.................. 34
                                    (a)     Shareholder Approval................................................ 34
                                    (b)     AMEX Listing........................................................ 34
                                    (c)     Other Approvals..................................................... 34
                                    (d)     S-4................................................................. 34
                                    (e)     No Injunctions or Restraints; Illegality............................ 34
                                    (f)     Pooling............................................................. 34
                                    (g)     Burdensome Condition................................................ 35
                           6.2.     Conditions to Obligations of Park........................................... 35
                                    (a)     Representations and Warranties...................................... 35
                                    (b)     Performance of Obligations of First-Knox............................ 35


                                    (c)     Consents Under Agreements........................................... 35
                                    (d)     Tax Opinion......................................................... 35
                                    (e)     Legal Opinion....................................................... 36
                                    (f)     Fairness Opinion.................................................... 36
                           6.3.     Conditions to Obligations of First-Knox..................................... 36
                                    (a)     Representations and Warranties...................................... 36
                                    (b)     Performance of Obligations of Park.................................. 36
                                    (c)     Consents Under Agreements........................................... 36
                                    (d)     Tax Opinion......................................................... 36
                                    (e)     Legal Opinion....................................................... 37
                                    (f)     Authorization of Shares............................................. 37
                                    (g)     Fairness Opinion.................................................... 37

ARTICLE VII
                  TERMINATION AND AMENDMENT..................................................................... 37
                           7.1.     Termination................................................................. 37
                           7.2.     Effect of Termination....................................................... 38
                           7.3.     Amendment................................................................... 39
                           7.4.     Extension; Waiver........................................................... 39

ARTICLE VIII
                  GENERAL PROVISIONS............................................................................ 39
                           8.1.     Nonsurvival of Representations, Warranties and Agreements................... 39
                           8.2.     Notices..................................................................... 39
                           8.3.     Interpretation.............................................................. 40
                           8.4.     Counterparts................................................................ 41
                           8.5.     Entire Agreement; No Third Party Beneficiaries; Rights of
                                    Ownership................................................................... 41
                           8.6.     Governing Law............................................................... 41
                           8.7.     Severability................................................................ 41
                           8.8.     Assignment.................................................................. 41
                           8.9.     Press Releases and Public Announcements..................................... 41

EXHIBITS
                  Exhibit 5.5       Affiliate Agreement......................................................... 43
                  Exhibit 6.2(e)    Opinion of Counsel for Park................................................. 47


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                             INDEX OF DEFINED TERMS
                             ----------------------

                                                                                       Section                   Page
                                                                                       -------                   ----

AMEX..................................................................                 5.6                         4
AMEX Listing..........................................................                 6.1(b)                     34
Agreement.............................................................                 Intro                       1
Bank Regulators.......................................................                 3.1(f)                     12
Benefit Plans.........................................................                 3.1(j)                     13
BHC Act...............................................................                 3.1(a)                      8
Burdensome Condition..................................................                 6.1(g)                     35
Certificate of Merger.................................................                 1.1                         1
Closing...............................................................                 1.2                         1
Closing Date..........................................................                 1.2                         2
Code..................................................................                 Intro                       1
Confidentiality Agreements............................................                 5.2                        29
Consents..............................................................                 6.1(c)                     34
Constituent Corporations..............................................                 1.3(b)                      2
Costs and Expenses....................................................                 5.9                        31
CRA...................................................................                 3.1(v)                     16
Danielson.............................................................                 3.2(s)                     16
DPC Shares............................................................                 2.1(a)                      3
Effective Time........................................................                 1.1                         1
ERISA.................................................................                 3.1(j)                     13
Exchange Act..........................................................                 3.1(c)                     11
Exchange Agent........................................................                 2.2                         5
Exchange Fund.........................................................                 2.2                         5
Exchange Ratio........................................................                 2.1(c)                      4
Farmers...............................................................                 3.1(a)                      8
FDIA..................................................................                 3.1(c)                     10
Federal Reserve.......................................................                 3.1(c)                     10
First-Knox............................................................                 Intro                       1
First-Knox Bank.......................................................                 3.1(a)                      8
First-Knox Benefit Plans..............................................                 3.1(j)                     13
First-Knox Certificates...............................................                 2.2                         5
First-Knox Common Shares..............................................                 2.1                         3
First-Knox Dividend Reinvestment Plan.................................                 3.1(b)                      9
First-Knox Permits....................................................                 3.1(f)                     12
First-Knox Plan.......................................................                 5.8                        30
First-Knox SAR........................................................                 5.8                        30
First-Knox SEC Documents..............................................                 3.1(d)                     11
First-Knox Stock Option...............................................                 5.8                        30
First-Knox Stock Option Plans.........................................                 3.1(b)                      8
First-Knox Stock Plans................................................                 3.1(b)                      9
FRA...................................................................                 3.1(c)                     10

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
                                                                                       Section                   Page
                                                                                       -------                   ----



Governmental Entity...................................................                 3.1(c)                     10
Indemnified Liabilities...............................................                 5.11                       31
Indemnified Parties...................................................                 5.11                       31
Injunction............................................................                 6.1(e)                     34
Material adverse effect...............................................                 3.1(a)                      8
McDonald..............................................................                 6.2(f)                     36
Merger................................................................                 Intro                       1
OGCL..................................................................                 1.1                         1
Option Exercise Cash Payment Total....................................                 2.1(c)                      4
Park..................................................................                 Intro                       1
Park Benefit Plans....................................................                 3.2(j)                     21
Park Common Shares....................................................                 1.3                         3
Park Index Price......................................................                 2.1(c)                      4
Park Option Plan......................................................                 3.2(b)                     18
Park Permits..........................................................                 3.2(f)                     20
Park SEC Documents....................................................                 3.2(d)                     19
Park Stock Plans......................................................                 3.2(b)                     18
Park Trading Price....................................................                 2.1(c)                      4
Proxy Statement.......................................................                 3.1(c)                     10
Real Property.........................................................                 5.13                       33
Representatives.......................................................                 5.2(e)                     29
Requisite Regulatory Approvals........................................                 6.1(c)                     34
S-4...................................................................                 3.1(e)                     11
SARs..................................................................                 3.1(b)                      9
SEC...................................................................                 3.1(a)                      8
Securities Act........................................................                 3.1(d)                     11
Significant Subsidiary................................................                 3.1(a)                      8
State Banking Approval................................................                 3.1(c)                     11
Subsidiary............................................................                 2.1(a)                      3
Surviving Corporation.................................................                 1.3(b)                      2
Takeover Proposal.....................................................                 4.1(e)                     26
Tax, Taxes, Taxable...................................................                 3.1(h)                     12
Total First-Knox Common Shares Outstanding or
  Subject to Options..................................................                 2.1(c)                      4
trust account shares..................................................                 2.1(a)                      3
Violation.............................................................                 3.1(c)                     10
Voting Debt...........................................................                 3.1(b)                      9


     AGREEMENT AND PLAN OF MERGER dated as of October 28, 1996 (this "Agreement") between PARK NATIONAL CORPORATION, an Ohio corporation ("Park"), and FIRST-KNOX BANC CORP., an Ohio corporation ("First-Knox").

     WHEREAS, the Boards of Directors of Park and First-Knox have approved, and deem it advisable and in the best interests of their respective corporations to consummate, the business combination transaction provided for herein in which First-Knox would merge with and into Park (the "Merger");

     WHEREAS, the Boards of Directors of Park and First-Knox have each determined that the Merger contemplated hereby is consistent with, and in furtherance of, their respective business strategies and goals;

     WHEREAS, Park and First-Knox desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1. Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Park and First-Knox, and thereafter delivered on the Closing Date (as defined in Section 1.2) to the Secretary of State of the State of Ohio, for filing, as provided in the Ohio General Corporation Law (the "OGCL"). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Ohio or at such time thereafter as is agreed to in writing by the parties hereto and so provided in the Certificate of Merger (the "Effective Time").

     1.2. Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the first day which is (a) the last business day of a month and
(b) at least ten business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the

"Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at such location in the State of Ohio as is agreed to in writing by the parties hereto.

         1.3. Effects of the Merger. (a) At the Effective Time:

         (i) First-Knox shall be merged with and into Park and the separate existence of First-Knox shall cease;

         (ii) the Articles of Incorporation of Park as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation (as defined in Section 1.3(b));

         (iii) the Regulations of Park as in effect immediately prior to the Effective Time (as amended as provided for in Section 1.3(a)(iv) and to reflect such other amendments thereto as may be contemplated by this Agreement) shall be the Regulations of the Surviving Corporation; and

         (iv) the maximum allowable number of directors of the Surviving Corporation, as specified in the Regulations of the Surviving Corporation, shall be decreased to sixteen and the number of directors shall be fixed at sixteen, with twelve members to be selected by Park in its sole discretion from the Board of Directors of Park immediately prior to the Effective Time, of which four such members will have terms expiring in each of 1998, 1999, and 2000; and with four members to be selected by Park, after consultation with First-Knox, from the Board of Directors of First-Knox immediately prior to the Effective Time, of which one member shall have a term expiring in each of 1998 and 1999 and two members shall have terms expiring in 2000.

         (v) the Surviving Corporation shall, to the extent permitted by applicable law and Bank Regulators (as defined in Section 3.1(f)), maintain First-Knox Bank (as defined in Section 3.1(a)) as a separate Subsidiary (as defined in Section 2.1(a)), using its existing name for at least four years following the Effective Time, and allow First-Knox Bank's existing directors to complete their respective terms (or, if longer, an additional term through at least March, 1998), subject to compelling business reasons, regulatory considerations, safe banking practices and the fiduciary duties of the Board of Directors of Park.

         (b) As used in this Agreement, "Constituent Corporations" shall mean Park and First-Knox, and "Surviving Corporation" shall mean Park, at and after the Effective Time, as the surviving corporation in the Merger.

         (c) At and after the Effective Time, the Merger will have the effects set forth in the OGCL, including that the Surviving Corporation will be responsible for all obligations of the Constituent Corporations.

                                   ARTICLE II

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

     2.1. Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of common shares, par value $3.125 per share, of First-Knox ("First-Knox Common Shares"):

     (a) Cancellation of Treasury Shares and Park-Owned Shares, etc. All First-Knox Common Shares that are owned by First-Knox as treasury shares and all First-Knox Common Shares, if any, that are owned by Park or any wholly-owned Subsidiary of Park or of First-Knox (other than shares held in trust, managed, custodial or nominee accounts and the like, or held by mutual funds for which a Subsidiary of Park or First-Knox acts as investment advisor, that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall be canceled and retired and shall cease to exist and no common shares, without par value, of Park ("Park Common Shares") or other consideration shall be delivered in exchange therefor. All Park Common Shares, if any, that are owned by First-Knox (other than trust account shares and DPC shares) shall become treasury shares. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

     (b) Conversion of First-Knox Common Shares. Subject to Section 2.2(e), each First-Knox Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into that number of fully paid and nonassessable Park Common Shares as is equal to the Exchange Ratio determined in accordance with
Section 2.1(c). All such First-Knox Common Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the Park Common Shares into which such First-Knox Common Shares have been converted. Certificates previously representing shares of First-Knox Common Shares shall be exchanged for certificates representing whole Park Common Shares issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.2, without interest.

         (c) Exchange Ratio.

         (i) If (A) the Park Trading Price (as defined in Section 2.1(c)(iii)) is equal to or greater than 90 percent of the Park Index Price (as defined in Section 2.1(c)(iv)) and (B) the Option Exercise Cash Payment Total (as defined in Section 2.1(c)(v)) is equal to or greater than $1,500,000, the Exchange Ratio shall be equal to:

                                   2,345,000
          ----------------------------------------------------------------
          Total First-Knox Common Shares Outstanding or Subject to Options
                        (as defined in Section 2.1(c)(vi))

         (unless the parties agree to increase the Exchange Ratio or this Agreement is terminated pursuant to Section 2.1(d)).

         (ii) If (A) the Park Trading Price is equal to or greater than 90 percent of the Park Index Price and (B) the Option Exercise Cash Payment Total is less than $1,500,000, the Exchange Ratio shall be equal to:

2,345,000 - [($1,500,000 - Option Exercise Cash Payment Total)/Park Index Price]
--------------------------------------------------------------------------------
       Total First-Knox Common Shares Outstanding or Subject to Options

         (unless the parties agree to increase the Exchange Ratio or this Agreement is terminated pursuant to Section 2.1(d)).

         (iii) "Park Trading Price" shall mean the average closing-sale price per Park Common Share on the American Stock Exchange ("AMEX") (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source) for the five trading days (as hereinafter defined in this Section 2.1(c)(iii)) ending on the tenth business day immediately preceding the Closing Date. As used in this Agreement, "trading days" shall mean days on which actual trades of Park Common Shares occur.

         (iv)     "Park Index Price" shall mean $48.75 per Park Common Share.

         (v) "Option Exercise Cash Payment Total" shall mean the total of (A) the cash paid to First-Knox as a result of the exercise of First-Knox Stock Options (as defined in Section 5.8(a)) prior to or at the Closing and (B) the exercise price of any First-Knox Stock Options which are not exercised prior to or at the Closing.

         (vi) "Total First-Knox Common Shares Outstanding or Subject to Options" shall mean the sum of (A) the total number of First-Knox Common Shares issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a)), plus (B) the total number of First-Knox Common Shares which are subject to a First-Knox Stock Option (as defined in Section 5.8(a)) immediately prior to the Effective Time.

         (d) Termination Below $45.50 But Equal to or Greater Than 90 Percent. If (i) the Park Trading Price is less than $45.50 but equal to or greater than 90 percent of the Park Index Price and (ii) the SNL All Bank Index Percentage (as hereinafter defined in this Section 2.1(d)) is greater than the percentage determined by dividing the Park Trading Price by the Park Index Price, First-Knox may elect by giving written notice to Park prior to the third business day immediately preceding the Closing Date to terminate this Agreement pursuant to Section 7.1(e) and this Agreement shall terminate on the Closing Date with the effect thereof being as specified in Section 7.2. "SNL All Bank Index Percentage" shall be equal to the percentage determined by dividing (y) the average of the SNL All Bank Index for the five trading days ending on the tenth business day immediately preceding the Closing Date, by (z) the SNL All Bank Index as of the close of trading on October 25, 1996.

         (e) Termination Below 90 Percent. If the Park Trading Price is less than 90 percent of the Park Index Price, First-Knox may elect by giving written notice to Park prior to the third business day immediately preceding the Closing Date to terminate this Agreement pursuant to Section 7.1(e) and this Agreement shall terminate on the Closing Date with the effect thereof being as specified in Section 7.2.

         2.2. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Park shall deposit, or shall cause to be deposited, with Registrar and Transfer Company (the "Exchange Agent"), for the benefit of the holders of certificates which immediately prior to the Effective Time evidenced First-Knox Common Shares (the "First-Knox Certificates"), for exchange in accordance with this Article II, certificates representing the Park Common Shares and an amount of cash necessary to pay cash in lieu of fractional shares in accordance with
Section 2.2(e) (such certificates for Park Common Shares, together with any dividends or distributions with respect thereto, and such cash for fractional share interests being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for such First-Knox Common Shares.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time (but no later than the fifth business day following the Effective
Time), the Exchange Agent shall mail to each holder of record of First-Knox Common Shares immediately prior to the Effective Time whose shares were converted into Park Common Shares pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the First-Knox Certificates shall pass, only upon delivery of the First-Knox Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Park may reasonably specify) and (ii) instructions for use in effecting the surrender of the First-Knox Certificates in exchange for certificates representing Park Common Shares. Upon surrender by such holder of a certificate or certificates representing all First-Knox Common Shares standing in such holder's name for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such First-Knox Certificate or Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole Park Common Shares which such holder has the right to receive in respect of the First-Knox Certificate or Certificates surrendered pursuant to the provisions of this
Article II (after taking into account all First-Knox Common Shares then held by such holder), and the First-Knox

Certificate or Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of First-Knox Common Shares which is not registered in the transfer records of First-Knox, a certificate representing the proper number of shares of Park Common Shares may be issued to a transferee if the First-Knox Certificate representing such First-Knox Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. With respect to uncertificated First-Knox Common Shares (including fractional shares), the Exchange Agent shall issue certificates representing that number of whole Park Common Shares (plus any cash in lieu of fractional Park Common Shares) into which such uncertificated First-Knox Common Shares have been converted (after taking into account all First-Knox Common Shares then held by such holder) upon receipt of evidence of ownership satisfactory to the Exchange Agent. Until surrendered as contemplated by this Section 2.2, each First-Knox Certificate shall be deemed at any time after the Effective Time for all corporate purposes (except as provided in Section 2.2(c)) to represent only the number of whole Park Common Shares into which the First-Knox Common Shares represented by such First-Knox Certificate or Certificates have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional Park Common Shares as contemplated by this Section 2.2.

         (c) Distributions with Respect to Unexchanged Shares; Voting. (i) Dividends or other distributions declared or made after the Effective Time with respect to Park Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered First-Knox Certificate with respect to the Park Common Shares represented thereby, and any cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), promptly after surrender of such First-Knox Certificate by the holder thereof. Subject to the effect of applicable laws, following surrender of any such First-Knox Certificate, there shall be paid to the holder of the certificates representing whole Park Common Shares issued in exchange therefor, without interest, (A) as promptly as practicable after the time of such surrender, the amount of any cash payable with respect to a fractional Park Common Share to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole Park Common Shares, and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Park Common Shares.

         (ii) Former holders of record as of the Effective Time of First-Knox Common Shares shall not be entitled to vote their Park Common Shares into which their First-Knox Common Shares shall have been converted on matters submitted to the shareholders of Park until the First-Knox Certificates formerly representing such shares shall have been surrendered in accordance with this Section 2.2 or certificates evidencing such Park Common Shares shall have been issued in exchange therefor.

         (d) No Further Ownership Rights in Common Shares. All Park Common Shares issued upon conversion of First-Knox Common Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such First-Knox Common Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by First-Knox on such First-Knox Common Shares in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the First-Knox Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, First-Knox Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         (e) No Fractional Shares. (i) No certificates or scrip representing fractional Park Common Shares shall be issued upon the surrender for exchange of First-Knox Certificates evidencing First-Knox Common Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

         (ii) Each holder of First-Knox Common Shares who would otherwise be entitled to receive a fractional Park Common Share shall receive from the Exchange Agent an amount in cash equal to the product obtained by multiplying
(a) the fractional share interest to which such holder (after taking into account all First-Knox Common Shares held at the Effective Time by such holder) would otherwise be entitled by (b) the Park Trading Price. No interest shall be payable with respect to such cash payment.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of First-Knox for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of First-Knox who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for Park Common Shares, any cash in lieu of fractional Park Common Shares and any dividends or distributions with respect to Park Common Shares, without interest.

         (g) No Liability. Neither Park nor First-Knox nor the Surviving Corporation shall be liable to any holder of First-Knox Common Shares or Park Common Shares, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) First-Knox Stock Transfer Books. The stock transfer books of First-Knox shall be closed as of the close of business on the day that is two business days prior to the Closing Date.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1. Representations and Warranties of First-Knox. First-Knox represents and warrants to Park as follows:

         (a) Organization, Standing and Power. First-Knox is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The First-Knox National Bank of Mount Vernon ("First-Knox Bank") is a wholly-owned Subsidiary of First-Knox and a national banking association organized under the laws of the United States. The Farmers and Savings Bank of Loudonville ("Farmers") is a wholly-owned Subsidiary of FirstKnox and a state chartered savings bank organized under the laws of the State of Ohio. First-Knox Bank and Farmers are Significant Subsidiaries (as defined below) of First-Knox. There are no other Significant Subsidiaries of First-Knox. Each of First-Knox and its Significant Subsidiaries (as defined below) is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on First-Knox. The Articles of Incorporation and Regulations of First-Knox and its Significant Subsidiaries, copies of which were previously furnished to Park, are true, complete and correct copies of such documents as in effect on the date of this Agreement. As used in this Agreement, (i) a "Significant Subsidiary" means any Subsidiary of First-Knox or Park, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"), (ii) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such entity and its Subsidiaries taken as a whole and (iii) the term "material adverse effect" (other than as set forth in Section 6.1(g)) means, with respect to any entity, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such entity and its Subsidiaries taken as a whole or on the ability of such entity to perform its obligations hereunder on a timely basis.

         (b) Capital Structure. (i) As of the date hereof, the authorized capital shares of First-Knox consists of 6,000,000 First-Knox Common Shares. As of October 1, 1996, 3,755,618 First-Knox Common Shares were outstanding, 209,327 First-Knox Common Shares were reserved for issuance upon the exercise of outstanding stock options or pursuant to the First-Knox Banc Corp. 1990 Non-Qualified Stock Option and Stock Appreciation Rights Plan and the 1995 First-Knox Banc Corp. Stock Option and Stock Appreciation Rights Plan (such stock options and plans collectively, the "First-Knox Stock Option Plans"), 268,419 First-Knox Common Shares were reserved for issuance, if necessary, pursuant to the First-Knox Banc Corp.

Dividend Reinvestment Plan ("First-Knox Dividend Reinvestment Plan" and together with the First-Knox Stock Option Plans, the "First-Knox Stock Plans"), and no First-Knox Common Shares were held by First-Knox in its treasury or by its Subsidiaries (other than as trust account shares or as DPC shares). First-Knox has furnished to Park a true, complete and correct copy of each of the First-Knox Stock Plans and, with respect to each First-Knox Stock Plan that is a stock option and/or stock appreciation rights ("SARs") plan, a list of all participants, the number of First-Knox Common Shares subject to options held by each, the number of SARs held by each, the exercise price or prices of such options and the strike price of such SARs, and the dates each option or SAR was granted, becomes exercisable, and expires. All outstanding First-Knox Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights.

         (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders may vote ("Voting Debt") of First-Knox are issued or outstanding.

         (iii) As of the date of this Agreement, except for this Agreement and the First-Knox Stock Options (as defined in Section 5.8), there are no options, warrants, calls, rights, commitments or agreements of any character to which First-Knox or any Subsidiary of First-Knox is a party or by which it is bound obligating First-Knox or any Subsidiary of First-Knox to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares or any Voting Debt of First-Knox or of any Subsidiary of First-Knox or obligating First-Knox or any Subsidiary of First-Knox to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Assuming compliance by Park (and the Surviving Corporation) with Section 5.8, after the Effective Time, there will be no option, warrant, call, right, commitments or agreement obligating First-Knox or any Subsidiary of First-Knox to issue, deliver or sell, or cause to be issued, delivered or sold, any capital shares or any Voting Debt of First-Knox or any Subsidiary of First-Knox, or obligating First-Knox or any Subsidiary of First-Knox to grant, extend or enter into any such option, warrant, call, right, commitments or agreement. As of the date hereof, there are no outstanding contractual obligations of First-Knox or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital shares of First-Knox or any of its Subsidiaries.

         (iv) Since September 30, 1996, First-Knox has not (A) issued or permitted to be issued any capital shares, or securities exercisable for or convertible into capital shares of First-Knox or any of its Subsidiaries, other than pursuant to and as required by the terms of the First-Knox Dividend Reinvestment Plan, and any employee stock options issued prior to the date hereof under the First-Knox Stock Plans and outstanding on such date (or in the ordinary course of business as permitted under such plans and consistent with past practice); (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more First-Knox Subsidiaries, any capital shares of First-Knox or any of its Subsidiaries (other than the acquisition of trust account shares and DPC shares); or (C) declared, set aside, made or paid to the shareholders of First-Knox dividends or other distributions on the outstanding capital shares of First-Knox, other than regular quarterly cash dividends on the First-Knox Common Shares at a rate not in excess of the regular quarterly cash dividends most recently declared by First-Knox prior to the date of this Agreement.

         (v) First-Knox has terminated the First-Knox Dividend Reinvestment Plan effective as of the date of this Agreement.

         (c) Authority. (i) First-Knox has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the holders of First-Knox Common Shares, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of First-Knox, subject in the case of the consummation of the Merger contemplated hereby to the approval of this Agreement by the holders of First-Knox Common Shares. This Agreement has been duly executed and delivered by First-Knox and constitutes a valid and binding obligation of First-Knox, enforceable in accordance with its terms.

         (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and subject to the approval of this Agreement by the holders of First-Knox Common Shares the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the Articles of Incorporation or Regulations of First-Knox or any Subsidiary of First-Knox or, except as disclosed in writing to the other party prior to the date hereof and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 3.1(j)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to First-Knox or any Subsidiary of First-Knox or their respective properties or assets, which Violation, individually or in the aggregate, would have a material adverse effect on First-Knox.

         (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to First-Knox or any Subsidiary of First-Knox in connection with the execution and delivery of this Agreement by First-Knox or the consummation by First-Knox of the transactions contemplated hereby, the failure to make or obtain which would have a material adverse effect on First-Knox, except for (A) the filing of applications and notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act, the Federal Reserve Act (the "FRA") and the Federal Deposit Insurance Act ("FDIA") and approval of same, (B) the filing with the SEC of (1) a joint proxy statement in definitive form relating to the meetings of First-Knox's and Park' shareholders to be held in connection with the Merger (the "Proxy

Statement") and (2) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, (D) if necessary, the filing of an application with the Ohio Department of Commerce, Division of Financial Institutions, Office of Banks and Savings & Loans (collectively, the "State Banking Approval"), and (E) any notice required under the rules of the NASDAQ National Market System.

         (d) SEC Documents. First-Knox has furnished to Park a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by First-Knox with the SEC since December 31, 1994 (as such documents have since the time of their filing been amended, the "First-Knox SEC Documents"), which are all the documents that First-Knox was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the First-Knox SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such First-Knox SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of First-Knox included in the First-Knox SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of First-Knox and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the First-Knox SEC Documents have been so filed.

         (e) Information Supplied. None of the information supplied or to be supplied by First-Knox for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Park in connection with the issuance of Park Common Shares in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement will, at the date of mailing to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Park) will comply as to form in all material respects with the requirements of the Exchange Act and the

--------------------------------------------------------------------------------



rules and regulations of the SEC thereunder. All information about First-Knox and its Subsidiaries included in the S-4 and Proxy Statement will be deemed to have been supplied by First-Knox.

         (f) Compliance with Applicable Laws. First-Knox and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of First-Knox and its Subsidiaries, individually and taken as a whole (the "First-Knox Permits"). First-Knox and its Subsidiaries are in compliance with the terms of the First-Knox Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on First-Knox. Except as disclosed in the First-Knox SEC Documents filed prior to the date of this Agreement, the businesses of First-Knox and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on First-Knox or any Significant Subsidiary, individually or in the aggregate. Except for routine examinations by Federal or state Governmental Entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), as of the date of this Agreement, to the knowledge of First-Knox, no investigation by any Governmental Entity with respect to First-Knox or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, as far as reasonably can be foreseen, will not have a material adverse effect on First-Knox or any Significant Subsidiary, individually or in the aggregate.

         (g) Litigation. As of the date of this Agreement, except as disclosed in the First-Knox SEC Documents filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of First-Knox, threatened, against or affecting First-Knox, any Subsidiary of First-Knox any officer, director or employee of First-Knox in his or her capacity as an officer, director or employee of First-Knox as to which there is a substantial possibility of an outcome which would, individually or in the aggregate, have a material adverse effect on First-Knox or any Subsidiary of First-Knox, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against First-Knox or any Subsidiary of First-Knox having, or which, insofar as reasonably can be foreseen, in the future could have, individually or in the aggregate, any such effect. First-Knox has furnished to Park a true, complete and accurate list of all litigation currently pending against First-Knox, any of its Subsidiaries or any officer, director or employee of First-Knox in his or her capacity as an officer, director or employee of First-Knox, together with the most recent audit response letters related thereto.

         (h) Taxes. First-Knox and each of its Subsidiaries have filed all tax returns required to be filed by any of them and have paid (or First-Knox has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the First-Knox SEC Documents reflect an adequate reserve for all taxes payable by First-Knox and its Subsidiaries accrued through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed against First-Knox or any of its Subsidiaries. All back-up withholding requirements imposed on First-Knox or any Subsidiary of First-Knox have been met. The federal income tax returns of First-Knox or any Subsidiary of First-Knox are not currently being audited and have not been audited by the Internal Revenue Service since 1991. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

         (i) Certain Agreements. Except as disclosed in the First-Knox SEC Documents filed prior to the date of this Agreement or as disclosed in writing to Park prior to the date hereof and except for this Agreement, as of the date of this Agreement, neither First-Knox nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on six months or less notice involving the payment of more than $25,000 per annum, (ii) agreement with any director, officer or employee of First-Knox or any Subsidiary of First-Knox the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving First-Knox or any Subsidiary of First-Knox of the nature contemplated by this Agreement, (iii) agreement with respect to any officer or employee of First-Knox or any Subsidiary of First-Knox providing any term of employment or compensation guarantee or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (j) Benefit Plans. (i) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by First-Knox or any Subsidiary of First-Knox (the "First-Knox Benefit Plans"), First-Knox has made available to Park a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such First-Knox Benefit Plan, (C) each trust agreement relating to such First-Knox Benefit Plan, (D) the most recent summary plan description for each First-Knox Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to a First-Knox Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any First-Knox Benefit Plan qualified under Section 401 (a) of the Code.

         (ii) With respect to the First-Knox Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of First-Knox, there exists no condition or set of circumstances, in connection with which First-Knox or any of its Subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on First-Knox (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

         (iii) Each First-Knox Benefit Plan complies in all material respects, and has been administered to date in material compliance, with the requirements of ERISA and the Code, to the extent applicable. All reporting and disclosure requirements of ERISA and the Code have been met in all respects by each such First-Knox Benefit Plan, to the extent applicable. Each First-Knox Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) that is intended to be a qualified plan under Section 401(a) of the Code has been amended to comply in all material respects with the current law and First-Knox has obtained favorable determination letters with respect to all such plans. Neither First-Knox nor any Subsidiary of First-Knox has any liability on account of any accumulated funding deficiency (as defined in Section 412 of the Code) or on account of any failure to make contributions to or pay benefits under any such First-Knox Benefit Plan nor is First-Knox aware of any claim pending or threatened to be brought by any party regarding such matters, other than routine claims for benefits. No prohibited transaction has occurred with respect to any First-Knox Benefit Plan that would result, directly or indirectly, in the imposition of any excise tax under ERISA or the Code and no reportable event under ERISA has occurred with respect to any First-Knox Benefit Plan. Neither First-Knox nor any Subsidiary of First-Knox is (A) a defendant in any lawsuit or criminal action concerning such entity's conduct as a fiduciary, party-in-interest, or disqualified person with respect to any First-Knox Benefit Plan; (B) under investigation or examination by the Department of Labor, Internal Revenue Service, Justice Department, or Pension Benefit Guaranty Corporation involving compliance with ERISA or the provisions of the Code relating to employee benefit plans; and (C) required to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (k) Subsidiaries. Exhibit 21 to First-Knox's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 includes all the Subsidiaries of First-Knox as of the date of this Agreement which are Significant Subsidiaries. First-Knox owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Significant Subsidiary. Each of First-Knox's Subsidiaries that is a bank (as defined in the BHC Act) is an "insured bank" as defined in the FDIA and applicable regulations thereunder. Except as provided in 12 U.S.C. ss.55 in the case of First-Knox Bank, and any comparable provision of applicable state law in the case of First-Knox Subsidiaries that are state-chartered banks, all of the capital shares of each of the Subsidiaries held by First-Knox or by another First-Knox Subsidiary are fully paid and nonassessable and are owned by First-Knox or a Subsidiary of First-Knox free and clear of any claim, lien or encumbrance.

         (l) Agreements with Bank Regulators. Except as disclosed in writing to the other party prior to the date hereof, neither First-Knox nor any Subsidiary of it is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has First-Knox been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, supervisory letter, commitment letter or similar submission, or any such board resolutions.

         (m) Absence of Certain Changes or Events. Except as disclosed in the First-Knox SEC Documents filed prior to the date of this Agreement, since June 30, 1995, First-Knox and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, nor has there been any change, or any event involving a prospective change, in the business, financial condition or results of operations of First-Knox or any of its Subsidiaries which has had, or is reasonably likely to have, a material adverse effect on First-Knox, and First-Knox and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

         (n) Certain Provisions of Articles of Incorporation Not Applicable. The provisions of Article Twelfth of First-Knox's Articles of Incorporation do not and will not apply to this Agreement, the Merger or the transactions contemplated hereby.

         (o) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding First-Knox Common Shares is the only vote of the holders of any First-Knox capital shares necessary to approve this Agreement and the transactions contemplated hereby (assuming for purposes of this representation the accuracy of the representations contained in Section 3.2(r), without giving effect to the knowledge qualification thereof).

         (p) Accounting Matters. Neither First-Knox nor, to its best knowledge, any of its affiliates, has through the date hereof taken or agreed to take any action that would prevent Park from accounting for the business combination to be effected by the Merger as a "pooling of interests".

         (q) Properties. Except as disclosed in the First-Knox SEC Documents filed prior to the date of this Agreement or in writing to the other party prior to the date hereof, First-Knox or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such First-Knox SEC Documents as being owned by First-Knox or one of its Subsidiaries or acquired after the date thereof which are material to First-Knox's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due, (B) liens on assets of Subsidiaries of First-Knox which are incurred in the ordinary course of their banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests, use restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such First-Knox SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to First-Knox's knowledge, as of the date hereof, the lessor. First-Knox has furnished true and correct copies of all deeds and leases relating to the real property owned or leased by First-Knox or any Subsidiary of First-Knox.

         (r) Ownership of Park Common Shares. As of the date hereof, neither First-Knox nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, capital shares of Park, which in the aggregate represent 10% or more of the outstanding Park Common Shares (other than trust account shares).

         (s) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers or finders fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Danielson Associates Inc. ("Danielson"), whose fees and expenses will be paid by First-Knox in accordance with First-Knox's agreements with such firm (copies of which agreement have been delivered by First-Knox to Park prior to the date of this Agreement), and First-Knox agrees to indemnify Park and to hold Park harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any such person on the basis of any act or statement alleged to have been made by First-Knox or its affiliate.

         (t) Labor Matters. Neither First-Knox nor any Subsidiary of First-Knox is a party to any collective bargaining or other union agreement with any of its employees, or is involved in any labor dispute.

         (u) Environmental Matters. To the best knowledge of First-Knox, First-Knox and the Subsidiaries of First-Knox are and have been at all times in substantial compliance with all applicable federal and state environmental laws other than such non-compliance, where the failure to so comply would not have a material adverse effect on First Knox or any Subsidiary of First Knox. To the best knowledge of First-Knox, no investigations, inquiries, orders, hearings or other proceedings by or before any court or governmental agency are pending or, to the best knowledge of First-Knox, threatened in connection with any alleged violation of any applicable environmental law by First-Knox or any Subsidiary of First-Knox which could have a material adverse effect on First-Knox or any subsidiary of First Knox. To the best knowledge of First-Knox, neither First-Knox nor any Subsidiary of First-Knox has caused or permitted any substances or materials which are classified or considered to be hazardous or toxic under any applicable environmental law to be integrated into any real property owned or leased by them in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of such real property.

         (v) CRA Compliance. Neither First-Knox nor any Subsidiaries of First-Knox have received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act of 1977, as amended ("CRA"), and the regulations promulgated thereunder, and First-Knox Bank and Farmers have received a CRA rating of satisfactory or better from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, respectively. First-Knox knows of no fact or circumstance or set of facts or circumstances which would cause First-Knox or any Subsidiary of First-Knox to receive any notice of non-compliance with such provisions or to cause the CRA rating of any such entity to fall below satisfactory.

         (w) Capital Requirements. First-Knox and the Subsidiaries of First-Knox which are banks are in compliance with all currently applicable capital requirements and guidelines prescribed by all appropriate Bank Regulators.

         (x) Loan Losses. Since December 31, 1995, neither First-Knox Bank nor Farmers have incurred any unusual or extraordinary loan losses. The allowance for loan losses reflected on the financial statements of First-Knox Bank and Farmers have been determined in accordance with generally accepted accounting principles and in accordance with all applicable regulations of all Bank Regulators and are adequate in all respects. First-Knox has considered all potential losses known to First-Knox to the best of its knowledge in establishing the current allowance for loan losses for First-Knox Bank and Farmers, other than such losses that if incurred would not have a material adverse effect on First-Knox or any Subsidiary of First-Knox.

         3.2. Representations and Warranties of Park. Park represents and warrants to First-Knox as follows:

         (a) Organization, Standing and Power. Park is both a bank holding company registered under the BHC Act and a savings and loan holding company registered under the Home Owners' Loan Act of 1933, as amended. The Park National Bank, Newark, Ohio is a wholly-owned Subsidiary of Park and a national banking association organized under the laws of the United States. Each of Park and its Significant Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on Park. The Articles of Incorporation and Regulations of Park, copies of which were previously furnished to First-Knox, are true, complete and correct copies of such documents as in effect on the date of this Agreement.

         (b) Capital Structure. (i) As of the date hereof, the authorized capital shares of Park consists of 20,000,000 Park Common Shares. At the close of business on September 30, 1996, 7,222,610 Park Common Shares were outstanding, 200,000 Park Common Shares were reserved for issuance upon the exercise of stock options, out of which 60,000 of such Park Common Shares are subject to currently outstanding stock options (which options reload at the time they are exercised), and 91,613 Park Common Shares were held by Park in its treasury or by its Subsidiaries (other than trust account shares or DPC shares). All outstanding Park Common Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Park Common Shares to be issued pursuant to or as specifically contemplated by this Agreement (including without limitation as contemplated by Section 5.8 hereof) will be, if and when issued in accordance with the terms hereof or as contemplated hereby, and subject to approval by the shareholders of Park of this Agreement, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

         (ii) No Voting Debt of Park is issued or outstanding.

         (iii) As of the date of this Agreement, except for this Agreement and the Park National Corporation 1995 Incentive Stock Option Plan (the "Park Option Plan") or dividend reinvestment and stock purchase plan (such plans collectively, the "Park Stock Plans") and except as disclosed to First-Knox prior to the date of this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Park or any Subsidiary of Park is a party or by which it is bound obligating Park or any Subsidiary of Park to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares or any Voting Debt of Park or of any Subsidiary of Park or obligating Park or any Subsidiary of Park to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. True and correct copies of the Park Stock Plans as in effect on the date hereof have been provided to First-Knox.

         (iv) Since September 30, 1996, Park has not (A) issued or permitted to be issued any capital shares, or securities exercisable for or convertible into capital shares, of Park or any of its Subsidiaries, other than pursuant to and as required by the terms of the Park Stock Plans (or in the ordinary course of business as permitted by such plans and consistent with past practice); or (B) declared, set aside, made or paid to the shareholders of Park dividends or other distributions on the outstanding capital shares of Park, other than regular quarterly cash dividends on the Park Common Shares at a rate not in excess of the regular quarterly cash dividends most recently declared by Park prior to the date of this Agreement.

         (c) Authority. (i) Park has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the requisite vote of the holders of Park Common Shares of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Park, subject in the case of the consummation of the Merger contemplated hereby to the approval of this Agreement by the holders of Park Common Shares. This Agreement has been duly executed and delivered by Park and constitutes a valid and binding obligation of Park, enforceable in accordance with its terms.

         (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and subject to the approval of this Agreement by the holders of Park Common Shares, the consummation of the transactions contemplated hereby will not, result in any Violation pursuant to any provision of the Articles of Incorporation or Regulations of Park or any Subsidiary of Park or, except as disclosed in writing to the other party prior to the date hereof and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Park or any Subsidiary of Park or their respective properties or assets which Violation, individually or in the aggregate, would have a material adverse effect on Park.

         (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Park, or any Subsidiary of Park in connection with the execution and delivery of this Agreement by Park or the consummation by Park of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on Park, except for (A) the filing of applications and notices with the Federal Reserve under the BHC Act, the FRA and the FDIA and approval of same, (B) the filing with the SEC of the Proxy Statement, the S-4 and such reports under Sections 12, 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (C) such filings and approvals as are required to be made or obtained under the securities or blue sky laws of various states in connection with the transactions contemplated by this Agreement, (D) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, (E) any State Banking Approvals, and (F) any consents, authorizations, approvals, filings or exemptions pursuant to the rules of AMEX.

         (d) SEC Documents. Park has furnished to First-Knox a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Park with the SEC since December 31, 1994 (as such documents have since the time of their filing been amended, the "Park SEC Documents"), which are all the documents (other than preliminary material) that Park was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the Park SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Park SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Park included in the Park SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Park and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Park SEC Documents have been so filed.

         (e) Information Supplied. None of the information supplied or to be supplied by Park for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement will, at the date of mailing to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to First-Knox) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and the S-4 (except for such portions thereof that relate only to First-Knox) will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder. All information about Park and its Subsidiaries included in the S-4 and Proxy Statement will be deemed to have been supplied by Park.

         (f) Compliance with Applicable Laws. Park and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Park and its Subsidiaries, taken as a whole (the "Park Permits"). Park and its Subsidiaries are in compliance with the terms of the Park Permits and all applicable laws and regulations, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on Park. Except as disclosed in the Park SEC Documents filed prior to the date hereof, the businesses of Park and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Park. Except for routine examinations by Bank Regulators, as of the date of this Agreement, to the knowledge of Park, no investigation by any Governmental Entity with respect to Park or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, as far as reasonably can be foreseen, will not have a material adverse effect on Park.

         (g) Litigation. As of the date of this Agreement, except as disclosed in the Park SEC Documents filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of Park, threatened, against or affecting Park or any Subsidiary of Park as to which there is a substantial possibility of an outcome which would, individually or in the aggregate, have a material adverse effect on Park or any Subsidiary of Park, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Park or any Subsidiary of Park having, or which, insofar as reasonably can be foreseen, in the future could have, individually or in the aggregate, any such effect.

         (h) Taxes. Park and each of its Subsidiaries have filed all tax returns required to be filed by any of them and have paid (or Park has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the Park SEC Documents reflect an adequate reserve for all taxes payable by Park and its Subsidiaries accrued through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed against Park or any of its Subsidiaries that are not adequately reserved for.

         (i) Certain Agreements. Except as disclosed in the Park SEC Documents filed prior to the date of this Agreement, or as disclosed in writing to the other party prior to the date of this Agreement, and except for this Agreement, as of the date of this Agreement, neither Park nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on six months or less notice involving the payment of more than $100,000 per annum, (ii) agreement with any director, officer or other key employee of Park or any Subsidiary of Park the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Park or any Subsidiary of Park of the nature contemplated by this Agreement and which provides for the payment of in excess of $100,000, (iii) agreement with respect to any executive officer of Park or any Subsidiary of Park providing any term of employment or compensation guarantee extending for a period longer than three years and for the payment of in excess of $100,000 per annum or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (j) Benefit Plans. (i) With respect to each Benefit Plan maintained or contributed to by Park or The Park National Bank, Newark, Ohio (the "Park Benefit Plans"), Park has made available to First-Knox a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such Park Benefit Plan, (C) each trust agreement relating to such Park Benefit Plan,
(D) the most recent summary plan description for each Park Benefit Plan for which a summary plan description is required (E) the most recent actuarial report or valuation relating to a Park Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any Park Benefit Plan qualified under Section 401 (a) of the Code.

         (ii) With respect to the Park Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Park, there exists no condition or set of circumstances in connection with which Park or any of its Subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect upon Park (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

         (iii) Each Park Benefit Plan complies in all material respects, and has been administered to date in material compliance, with the requirements of ERISA and the Code, to the extent applicable. All reporting and disclosure requirements of ERISA and the Code have been met in all respects by each such Park Benefit Plan, to the extent applicable. Each Park Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) that is intended to be a qualified plan under Section 401(a) of the Code has been amended to comply in all material respects with the current law and Park has obtained favorable determination letters with respect to all such plans. Neither Park nor any Subsidiary of Park has any liability on account of any accumulated funding deficiency (as defined in Section 412 of the Code) or on account of any failure to make contributions to or pay benefits under any such Park Benefit Plan nor is Park aware of any claim pending or threatened to be brought by any party regarding such matters other than routine claims for benefits. No prohibited transaction has occurred with respect to any Park Benefit Plan that would result, directly or indirectly, in the imposition of any excise tax under ERISA or the Code and no reportable event under ERISA has occurred with respect to any Park Benefit Plan. Neither Park nor any Subsidiary of Park is (A) a defendant in any lawsuit or criminal action concerning such entity's conduct as a fiduciary, party-in-interest, or disqualified person with respect to any Park Benefit Plan; (B) under investigation or examination by the Department of Labor, Internal Revenue Service, Justice Department, or Pension Benefit Guaranty Corporation involving compliance with ERISA or the provisions of the Code relating to employee benefit plans; and (C) required to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (k) Subsidiaries. Exhibit 21 to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, includes all the Subsidiaries of Park as of the date of this Agreement which are Significant Subsidiaries. Park owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such significant Subsidiary. Each of Park's Subsidiaries that is a bank (as defined in the BHC Act) is an "insured bank" as defined in the FDIA and applicable regulations thereunder. Except as provided in 12 U.S.C. ss.55 in the case of Subsidiaries of Park that are national banks and any comparable provision of applicable state law in the case of Subsidiaries of Park that are state-chartered banks, all of the capital shares of each of the Subsidiaries held by Park or by another Subsidiary of Park are fully paid and nonassessable and are owned by Park or a Subsidiary of Park free and clear of any claim, lien or encumbrance.

         (l) Agreements with Bank Regulators. Neither Park nor any Subsidiary of it is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has Park been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, supervisory letter, commitment letter or similar submission, or any such board resolutions.

         (m) Absence of Certain Changes or Events. Except as disclosed in the Park SEC Documents filed prior to the date of this Agreement, since June 30, 1995, Park and its Subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Park or any of its Subsidiaries which has had, or is reasonably likely to have, a material adverse effect on Park, and Park and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

         (n) Certain Provisions of Articles of Incorporation Not Applicable. The provisions of Articles Sixth and Eighth of the Articles of Incorporation do not and will not apply or an exemption for the application of these provision will apply to this Agreement, the Merger or the transactions contemplated hereby.

         (o) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding Park Common Shares is the only vote of the holders of any Park capital shares necessary to approve the this Agreement and the transactions contemplated hereby (assuming for the purposes of this representation the accuracy of the representations contained in Section 3.1(r) without giving effect to the knowledge qualification thereof).

         (p) Accounting Matters. Neither Park nor, to its best knowledge, any of its affiliates, has through the date of this Agreement taken or agreed to take any action that would prevent Park from accounting for the business combination to be effected by the Merger as a "pooling of interests".

         (q) Properties. Except as disclosed in the Park SEC Documents filed prior to the date of this Agreement or in writing to the other party prior to the date hereof, Park or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Park SEC Documents as being owned by Park or one of its Subsidiaries or acquired after the date thereof which are material to Park's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due, (B) liens on assets of Subsidiaries of Park which are banks incurred in the ordinary course of their banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests, use restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Park SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder and each such lease is valid without default thereunder by the lessee or, to Park's knowledge, as of the date hereof, the lessor.

         (r) Ownership of First-Knox Common Shares. As of the date hereof, neither Park nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, capital shares of First-Knox, which in the aggregate represent 10% or more of the outstanding First-Knox Common Shares (other than trust account shares).

         (s) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except McDonald & Company Investments, Inc. ("McDonald"), whose fees and expenses will be paid by Park in accordance with an agreement to be entered into between Park and McDonald (a copy of which agreement will be delivered by Park to First-Knox immediately upon its execution) and Park agrees to indemnify First-Knox and to hold First-Knox harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions or expenses asserted by any such person on the basis of any act or statement alleged to have been made by Park or its affiliates in connection with this transaction.

         (t) Labor Matters. Neither Park nor any Subsidiary of Park is a party to any collective bargaining or other union agreement with any of its employees, or is involved in any labor dispute.

         (u) Environmental Matters. To the best knowledge of Park, Park and the Subsidiaries of Park are and have been at all times in substantial compliance with all applicable federal and state environmental laws, other than such non-compliance where to the failure to so comply would not have a material adverse effect on Park or any Subsidiary of Park. To the best knowledge of Park, no investigations, inquiries, orders, hearings or other proceedings by or before any court or governmental agency are pending or, to the best knowledge of Park, threatened in connection with any alleged violation of any applicable environmental law by Park or any Subsidiary of Park, which would have a material adverse effect on Park or any Subsidiary of Park. To the best knowledge of Park, neither Park nor any Subsidiary of Park has caused or permitted any substances or materials which are classified or considered to be hazardous or toxic under any applicable environmental law to be integrated into any real property owned or leased by them in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of such real property.

         (v) CRA Compliance. Neither Park nor any Subsidiary of Park have received a notice of non-compliance with the applicable provisions of the CRA, and the regulations promulgated thereunder, and The Park National Bank, Newark, Ohio, has received a CRA rating of satisfactory or better from the Office of the Comptroller of the Currency. Park knows of no fact or circumstance or set of facts or circumstances which would cause Park or any Subsidiary of Park to receive any notice of non-compliance with such provisions or to cause the CRA rating of any such entity to fall below satisfactory.

         (w) Capital Requirements. Park and the Subsidiaries of Park which are banks are in compliance with all currently applicable capital requirements and guidelines prescribed by all appropriate Bank Regulators.

         (x) Loan Losses. Since December 31, 1995, The Park National Bank, Newark, Ohio, has not incurred any unusual or extraordinary loan losses. The allowance for loan losses reflected on the financial statements of The Park National Bank, Newark, Ohio, have been determined in accordance with generally accepted accounting principles and in accordance with all applicable regulations of all Bank Regulators and are adequate in all respects. Park has considered all potential losses known to Park to the best of its knowledge in establishing the current allowance for loan losses for The Park National Bank, Newark, Ohio, other than such losses that if incurred would not have a material adverse effect on Park or any Subsidiary of Park.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1. Covenants of First-Knox and Park. During the period from the date of this Agreement and continuing until the Effective Time, First-Knox and Park each agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that the other party shall otherwise consent in writing):

         (a) Ordinary Course. Such party and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. No party shall, or shall permit any of its Subsidiaries to, (i) enter into any new material line of business, (ii) change its or its Subsidiaries' lending, investment, liability management and other material banking policies in any respect which is material to such party, except as required by law or by policies imposed by a Bank Regulator, or (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice.

         (b) Dividends; Changes in Shares. No party shall, or shall permit any of its Subsidiaries to, or shall propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital shares, except (A) as provided in Section 5.12, and (B) for dividends by a wholly-owned Subsidiary of such party, (ii) split, combine or reclassify any of its capital shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its capital shares, except, in the case of Park, the issuance of up to 2,672 Park Common Shares in accordance with its prior written disclosure. In addition, neither party shall repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire (other than as agent for shareholders reinvesting dividends pursuant to a dividend reinvestment plan in accordance with the terms thereof as in effect on the date of this Agreement, and except for the acquisition of trust account shares and DPC shares), any of its capital shares or any securities convertible into or exercisable for any of its capital shares; provided, however, that Park shall be entitled to take such action so long as it is in a manner which will not violate Section 4.1(l).

         (c) Issuance of Securities. No party shall, or shall permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any of its capital shares of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Park Common Shares (A) pursuant to, or pursuant to the exercise of stock options issued under, the Park Stock Plans in the ordinary course of business and consistent with past practices and in accordance with the terms of the Park Stock Plan as in effect on the date of this Agreement, or (B) in an amount equal to up to 2,672 Park Common Shares in accordance with Park's prior written disclosure (ii) the issuance of First-Knox Common Shares pursuant to the exercise of outstanding stock options issued under the First-Knox Stock Plans (it being understood and agreed that First-Knox will not grant any additional options under such plans after the date of this Agreement), and (iii) issuances by a wholly-owned Subsidiary of its capital shares to its parent.

         (d) Governing Documents. No party shall amend or propose to amend the Articles of Incorporation or Regulations of such party, except as may be contemplated by Section 1.3(a)(iii) and (iv).

         (e) Exclusivity. No party shall, or shall permit any of its Subsidiaries, to solicit or encourage the submission of any proposal which constitutes a Takeover Proposal (as defined below); provided, however, that each party, its Subsidiaries, and their directors and officers shall remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt to do or seek any of the foregoing to the extent their fiduciary duties may require. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Park or First-Knox or any Significant Subsidiary of Park or First-Knox or any proposal or offer to acquire in any manner 20% or more of the outstanding shares of any class of voting securities, or 15% or more of the consolidated assets, of Park or First-Knox or any Significant Subsidiary of Park or First-Knox, other than the transactions contemplated by this Agreement. If a party receives an unsolicited Takeover Proposal, it shall notify the other party as soon as possible of the receipt of such Takeover Proposal.

         (f) No Acquisitions. Other than acquisitions disclosed in writing to Park prior to the date of this Agreement, First-Knox shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to First-Knox; provided, however, that the foregoing shall not prohibit (i) foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business, or (ii) acquisitions of control by a banking Subsidiary in its fiduciary capacity.

         (g) No Dispositions. Other than dispositions referred to in First-Knox SEC Documents filed prior to the date of this Agreement or as previously disclosed in writing to Park, First-Knox shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital shares of Subsidiaries), which are material, individually or in the aggregate, to First- Knox.

         (h) Indebtedness. First-Knox shall not, and shall not permit any of its Subsidiaries to, incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of First-Knox or any of its Subsidiaries or guarantee any long-term debt securities of others other than (i) in replacement for existing or maturing debt, (ii) indebtedness of any Subsidiary of First-Knox to First-Knox or another Subsidiary of First-Knox or
(iii) in the ordinary course of business consistent with prior practice.

         (i) Other Actions. No party shall, or shall permit any of its Subsidiaries to, intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party or on the Surviving Corporation following the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1 (g).

         (j) Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and operating results and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. In addition, First-Knox shall consult with Park regarding any change in the lending or reserve policies applicable to First-Knox or any First-Knox Subsidiary, to the extent permitted by law. Park and First-Knox shall file all reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Park, First-Knox and each Subsidiary of Park or First-Knox that is a bank shall file all call reports with the appropriate Bank Regulators and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and shall make available to the other party copies of all such reports promptly after the same are filed. Each of Park and First-Knox shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that to the extent practicable it will consult with the other party hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

         (k) Accounting Methods. Except as disclosed in Park SEC Documents or First-Knox SEC Documents (as the case may be) filed prior to the date of this Agreement, neither Park nor First-Knox shall change its methods of accounting in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors. Neither Park nor First-Knox will change its fiscal year.

         (l) Pooling and Tax-Free Reorganization Treatment. Neither Park nor First-Knox shall, or shall permit any of its Subsidiaries to, intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

         (m) Compensation and Benefit Plans. During the period from the date of this Agreement and continuing until the Effective Time, (i) each of Park and First-Knox agrees as to itself and its Subsidiaries that it will not, without the prior written consent of the other party, enter into, adopt, amend (except for (A) such amendments as may be required by law and (B) plan documents and restatements currently being prepared by First-Knox which do not increase benefits) or terminate any Park Benefit Plan or First-Knox Benefit Plan, as the case may be, or any other employee benefit plan or any agreement, arrangement, plan or policy between such party and one or more of its directors or officers,
(ii) First-Knox agrees as to itself and its Subsidiaries that it will not, without, the prior written consent of Park, (A) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to First-Knox, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (B) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of First-Knox of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1. Preparation of S-4, and the Proxy Statement. Park and First-Knox shall cooperate with each other in the preparation of, and shall promptly prepare and file with the SEC, the Proxy Statement and Park shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Park and First-Knox shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Park shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Park Common Shares in the Merger and First-Knox shall furnish all information concerning First-Knox and the holders of First-Knox Common Shares as may be reasonably requested in connection with any such action.

         5.2. Access to Information. Upon reasonable notice to the officers of the other (William T. McConnell, C. Daniel DeLawder, David C. Bowers and John W. Kozak for Park and Carlos E. Watkins, Gordon E. Yance, Ian Watson and Vickie A. Sant for First-Knox) and subject to avoidance of unreasonable disruption of the other's business and operations, First-Knox and Park shall each (and shall cause each of their respective Subsidiaries to) afford to the directors, officers, employees and Representatives (as defined below) of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of First-Knox and Park shall (and shall cause each of their respective Subsidiaries to) make available to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that the directors, officers, employees and Representatives of First-Knox shall not have access to Park's payroll records. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letters dated as of August 7, 1996 and August 7, 1996, respectively, between First-Knox and Park (the "Confidentiality Agreements"). No investigation by either Park or First-Knox shall affect the representations and warranties of the other. As used in this Agreement, "Representatives" means any attorneys, accountants, investment bankers, financial advisors or other representatives or agents engaged or designated by First-Knox or Park, as the case may be.

         5.3. Shareholder Meetings. First-Knox and Park each shall call a meeting of its respective shareholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement. Subject to the next succeeding sentence, First-Knox and Park will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters. The Board of Directors of Park or First-Knox, acting on behalf of Park or First-Knox, respectively, may fail to make such recommendation, or withdraw, modify or change any such recommendation, if and only if such Board of Directors, after having consulted with and considered the written advice of outside counsel, has determined that the making of such recommendation, or the failure so to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors to their respective shareholders under applicable law. First-Knox and Park shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date on which the S-4 becomes effective. This Section 5.3 shall not prohibit accurate disclosure by a party that is required in any First-Knox SEC Document or Park SEC Document (including the Proxy Statement and the S-4) or otherwise under applicable law of the opinion of the Board of Directors of such party as of the date of such SEC Document or such other required disclosure as to the transactions contemplated hereby or as to any Takeover Proposal.

         5.4. Legal Conditions to Merger. Each of First-Knox and Park shall, and shall cause its Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement as promptly as practicable, subject to the appropriate vote of shareholders of First-Knox and Park described in Section 6.1 (a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, to result in a condition or restriction on such party or on the Surviving Corporation having an effect of the type referred to in Section 6.1(g). Each of First-Knox and Park will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

         5.5. Affiliates. At least 40 days prior to the Closing Date, First-Knox shall deliver to Park a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of First-Knox, "affiliates" of First-Knox for purposes of Rule 145 under the Securities Act. First-Knox shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to the other party at least 30 days prior to the Closing Date a written agreement, substantially in the form attached as
Exhibit 5.5.

         5.6. Stock Exchange Listing. Park shall use all reasonable efforts to cause the shares of Park Common Shares to be issued in the Merger and the Park Common Shares to be reserved for issuance upon exercise of First-Knox Stock Options (as defined below) to be approved for listing on the AMEX, subject to official notice of issuance, prior to the Closing Date.

         5.7. Employee Benefit Plans. Park agrees to coordinate the conversion of the First-Knox Benefit Plans into similar plans of Park, to the extent similar plans are maintained by Park, and to give credit under the Park Benefit Plans for purposes of eligibility, vesting, benefit accrual and such other purposes for which such service is taken into account or recognized, to the extent permissible under all applicable laws to any employee of First-Knox or its Subsidiaries who becomes an employee of Park or its Subsidiaries following the consummation of the Merger.

         5.8. Stock Options. (a) Prior to the Effective Time, First-Knox shall take such actions as are reasonably necessary to cause (i) each outstanding option to purchase First-Knox Common Shares (a "First-Knox Stock Option") issued pursuant to any incentive or stock option program of First-Knox (the "First-Knox Plan"), whether vested or unvested, to be exercised and (ii) each outstanding stock appreciation right (a "First-Knox SAR") issued pursuant to the First-Knox Plan, whether vested or unvested, to be exercised and "cashed out".

         (b) Upon the Effective Time, Park shall grant, in a manner and on a basis consistent with an existing Park Stock Plan, options to purchase 25,000 Park Common Shares to such First-Knox employees as First-Knox and Park shall jointly select (and in such proportions as First-Knox and Park shall jointly determine).

         5.9. Costs and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby ("Costs and Expenses") shall be paid by the party incurring such expense, except that expenses incurred in connection with filing, printing and mailing the Proxy Statement and the S-4 shall be shared equally by Park and First-Knox.

         5.10. Governance. Park's Board of Directors shall take action to cause the directors comprising the full Board of Directors of the Surviving Corporation at the Effective Time to be the persons contemplated in Section 1.3(a). If, prior to the Effective Time, any of the persons contemplated in
Section 1.3(a) shall decline or be unable to serve as a director, Park shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to First-Knox.

         5.11. Indemnification. (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of First-Knox or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of First-Knox or any Subsidiary of First-Knox, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent First-Knox would have been permitted under Ohio law and its Articles of Incorporation and Regulations to indemnify such person (and the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking required by the OGCL, if any). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective
Time), (i) any counsel retained by Park on behalf of the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Indemnified Party; (ii) after the Effective Time, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time, the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve it from any liability which it may have under this Section 5.11 except to the extent such failure materially prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking, if any, required by the OGCL. The Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm, in addition to local counsel in each applicable jurisdiction, to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable join or multiple representation of such parties.

         (b) Unless Park and First-Knox otherwise agree, First-Knox shall, prior to the Effective Time, elect under its existing directors' and officers' liability insurance policy to obtain extension coverage for the maximum period allowable thereunder (36 months) and an endorsement providing lifetime coverage for First-Knox directors and shall pay the premium necessary to obtain such coverage extension and endorsement (with respect to the coverage extension, 75% of the annual premium for the first 12 months, 50% of the annual premium for the second 12 months and 25% of the annual premium for the last 12 months, and with respect to the endorsement, $1,500 per First-Knox director).

         (c) In the event Park or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Park assume the obligations set forth in this section.

         (d) The provisions of this Section 5.11 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         5.12. Dividends. After the date of this Agreement, each of Park and First-Knox shall coordinate with the other the payment of dividends with respect to the Park Common Shares and First-Knox Common Shares and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Park Common Shares and First-Knox Common Shares shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their Park Common Shares and/or First-Knox Common Shares or any Park Common Shares that any such holder receives in exchange for such First-Knox Common Shares in the Merger. Park, at the discretion of its Board of Directors, may increase its quarterly dividend to shareholders after the date of this Agreement. First-Knox shall increase its quarterly dividend to shareholders after the date of this Agreement in such amount that, after giving effect to the increase in the quarterly dividend rate per First-Knox Common Share for such quarter, its quarterly dividend to shareholders equals the amount that is paid on a Park Common Share for that quarter, on an adjusted basis according to the formula provided in

Section 2.1(c), it being acknowledged and agreed that it is anticipated that Park shall increase its quarterly dividend to $.40 per share for the fourth quarter of 1996 and that, based thereon, First-Knox shall declare in December, 1996 a regular quarterly cash dividend of $.17 per First-Knox Common Share and a special fourth quarter cash dividend of $.07 per First-Knox Common Share, payable in January, 1997.

         5.13 Title Insurance. For each parcel of real estate owned by First-Knox or a Subsidiary of First-Knox and for each lease for any parcel of real estate leased by First-Knox or a Subsidiary of First-Knox (collectively, the "Real Property") as to which Park may specifically request, First-Knox shall deliver to Park, no later than 30 days after the date hereof, and Park shall pay for, a title insurance commitment (ALTA 1966 form or its equivalent) for a fee owner's title insurance policy or leasehold owner's title insurance policy, as appropriate, each in an amount equal to the carrying cost of the premises or leasehold interest to be insured (including all improvements thereon), on the books of First-Knox or the Subsidiary of First-Knox as of December 31, 1995. Each title insurance commitment shall show that marketable fee simple title to the owned premises or that valid leasehold title to the leased premises, as appropriate, is in the name of First-Knox or a Subsidiary of First-Knox, and that it is free and clear of any liens and encumbrances except taxes and assessments not delinquent and utility and other easements that do not interfere with the use of the property for the business being conducted thereon. Each such commitment shall provide that such fee owners policy committed for therein shall be an ALTA 1970 form, revised in 1994, and each leasehold-owner's policy shall be a ALTA 1975 form, or other form acceptable to Park.

         5.14 Survey. Within 30 days after the date of this Agreement, First-Knox shall provide to Park, at Park's cost, current land surveys of those parcels of the Real Property specifically designated by Park. Each survey shall be conducted and prepared by a duly licensed land surveyor approved by Park and, unless otherwise agreed by Park in writing, shall be a duly certified ALTA/ACSM field survey, which shall comply with such requirements as are typical of transactions of this type and shall confirm that the Real Property is not subject to any easements, restrictions, set backs, encroachments, or other limitations except utility and other easements that do not interfere with the use of the Real Property for the business then being conducted thereon, and that the Real Property is not located in any flood hazard area.

         5.15 Forms 13D or 13G Filings. First-Knox shall promptly advise Park of the filing of a Form 13D or 13G under the Exchange Act, if any, with respect to First-Knox and shall provide Park with a copy of any such form promptly after receipt thereof.

         5.16 Tax Representations. First-Knox and Park will furnish letters to Porter, Wright, Morris & Arthur in such form as may be reasonably requested by such counsel containing, to the extent the same are true, the representations required by such counsel in order to enable such counsel to render the tax opinion referred to in Sections 6.2(d) and 6.3(d) hereof.

         5.17. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding First-Knox Common Shares, and this Agreement shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding Park Common Shares.

         (b) AMEX Listing. The Park Common Shares issuable to First-Knox shareholders pursuant to this Agreement and such other Park Common Shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on AMEX upon official notice of issuance.

         (c) Other Approvals. Other than the filing provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or on the Surviving Corporation, shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. Park shall have received all state securities or blue sky permits and other authorizations necessary to issue the Park Common Shares in exchange for First-Knox Common Shares and to consummate the Merger.

         (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Federal or state Governmental Entity which makes the consummation of the Merger illegal.

         (f) Pooling. Park and First-Knox shall each have received a letter from Ernst & Young, Park's accounting/audit firm, to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with this Agreement and such letters shall not have been withdrawn.

         (g) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger by any Federal or state Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval or otherwise, imposes any condition or restriction (a "Burdensome Condition") upon the Surviving Corporation or its Subsidiaries which would reasonably be expected to either (i) have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation, or (ii) prevent the parties from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby that they currently anticipate obtaining.

         6.2. Conditions to Obligations of Park. The obligation of Park to effect the Merger is subject to the satisfaction of the following conditions unless waived by Park:

         (a) Representations and Warranties. The representations and warranties of First-Knox set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on First-Knox or on the Surviving Corporation following the Effective Time, and Park shall have received a certificate signed on behalf of First-Knox by the Vice Chairman of the Board and by the President and Chief Executive Officer and by the chief Financial Officer of First-Knox to such effect.

         (b) Performance of Obligations of First-Knox. First-Knox shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Park shall have received a certificate signed on behalf of First-Knox by the Vice Chairman of the Board and by the President and Chief Executive Officer and by the Chief Financial Officer of First-Knox to such effect.

         (c) Consents Under Agreements. First-Knox shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of First-Knox or any Subsidiary of First-Knox under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

         (d) Tax Opinion. Park shall have received the opinion of Porter, Wright, Morris & Arthur, counsel to Park, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 (a) of the Code, (ii) Park and First-Knox will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iii) no income, gain or loss will be recognized for Federal income tax purposes by either First-Knox or Park as a result of the consummation of the Merger, and (iv) no income, gain or loss will be recognized for Federal income tax purposes by shareholders of First-Knox upon the exchange in the Merger of First-Knox Common Shares solely for Park Common Shares (except to the extent of any cash received in lieu of fractional shares).

         (e) Legal Opinion. Park shall have received the opinion of Squire, Sanders & Dempsey, counsel to First-Knox, dated the Closing Date, with regard to the matters referred to in Exhibit 6.2(e) to this Agreement.

         (f) Fairness Opinion. Park shall have received for inclusion with the Proxy Statement mailed to the shareholders of Park an opinion of McDonald as to the fairness of the Merger to the shareholders of Park from a financial point of view.

         6.3. Conditions to Obligations of First-Knox. The obligation of First-Knox to effect the Merger is subject to the satisfaction of the following conditions unless waived by First-Knox:

         (a) Representations and Warranties. The representations and warranties of Park set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Park or on the Surviving Corporation following the Effective Time, and First-Knox shall have received a certificate signed on behalf of Park by the Chairman of the Board, and Chief Executive Officer and by the Chief Financial Officer of Park to such effect.

         (b) Performance of Obligations of Park. Park shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and First-Knox shall have received a certificate signed on behalf of Park by the Chairman of the Board, and Chief Executive Officer and by the Chief Financial Officer of Park to such effect.

         (c) Consents Under Agreements. Park shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

         (d) Tax Opinion. First-Knox shall have received the opinion of Porter, Wright, Morris & Arthur, counsel to Park, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Park and First-Knox will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iii) no income, gain or loss will be recognized for Federal income tax purposes by either First-Knox or Park as a result of the consummation of the Merger, and (iv) no income, gain or loss will be recognized for Federal income tax purposes by shareholders of First-Knox upon the exchange in the Merger of First-Knox Common Shares solely for Park Common Shares (except to the extent of any cash received in lieu of fractional shares).

         (e) Legal Opinion. First-Knox shall have received the opinion of Porter, Wright, Morris & Arthur, counsel to Park, dated the Closing Date, with regard to the matters referred to in Exhibit 6.3(e) to this Agreement.

         (f) Authorization of Shares. Subject only to the filing of the Certificate of Merger in accordance with the OGCL, Park shall have duly taken all corporate action so that, when issued, the Park Common Shares to be issued pursuant to Article II shall have been duly authorized, validly issued, fully paid and non-assessable.

         (g) Fairness Opinion. First-Knox shall have received for inclusion with the Proxy Statement mailed to the shareholders of First-Knox an opinion of Danielson as to the fairness of the Merger to the shareholders of First-Knox from a financial point of view.


                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

         7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the shareholders of First-Knox or Park:

         (a) by mutual consent of Park and First-Knox;

         (b) by either Park or First-Knox if the Federal Reserve shall have issued an order denying approval of the Merger and the other material aspects of the transactions contemplated by this Agreement or if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or imposing a Burdensome Condition, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

         (c) by either Park or First-Knox if the Merger shall not have been consummated on or before October 31, 1997 unless extended by mutual consent of the parties hereto;

         (d) by either Park or First-Knox if any approval of the shareholders of First-Knox or of Park required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof;

         (e) by First-Knox in accordance with Section 2.1(d) or (e);

         (f) by First-Knox if the Board of Directors of First-Knox determines in good faith, after consultation with Danielson with respect to the financial aspects of any Takeover Proposal for First-Knox and the Merger, and with legal counsel to First-Knox, that termination of this Agreement and pursuit of a Takeover Proposal for First-Knox is required by their fiduciary duties;

         (g) by First-Knox if Park receives a Takeover Proposal or events have occurred or actions commenced which are reasonably expected to result in a Takeover Proposal for Park being submitted or effected; or

         (h) by either Park or First-Knox within 18 business days of the execution of this Agreement if (i) such party determines, in its sole discretion, that its due diligence review has disclosed one or more material, adverse facts, problems or conditions, (ii) such party provides written notice of such defect or defects to the other party before the expiration of ten business days after the execution of this Agreement, and (iii) the other party has not cured such defect or defects to the satisfaction of such party within five business days thereafter.

         7.2. Effect of Termination. (a) In the event of termination of this Agreement by either First-Knox or Park as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Park or First-Knox or their respective officers or directors except (i) with respect to Sections 3.1(s) and 3.2(s), the penultimate sentence of Section 5.2, and Section 5.9, (ii) as provided in Section 7.2(b) and
(iii) with respect to any liabilities or damages incurred or suffered by a party as a result of the wilful breach by the other party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         (b) During the term of this Agreement if:

         (i) a Takeover Proposal for First-Knox is submitted to and approved by the shareholders of First-Knox at any time prior to October 31, 1997; or

         (ii) (x) a Takeover Proposal for First-Knox is received by First-Knox or is made directly to the shareholders of First-Knox at any time prior to October 31, 1997, (y) the Board of Directors of First-Knox (I) fails to recommend to the shareholders of First-Knox that they vote their First-Knox Common Shares in favor of the approval of the Merger, (II) withdraws such recommendation previously made, or (III) fails to solicit proxies of shareholders of First-Knox to approve the Merger, and (z) the Merger is not consummated by October 31, 1997;

then, in either such event First-Knox shall pay to Park, within five business days after a termination of this Agreement following such an event, a termination fee in the amount of

$2,140,000 as liquidated damages, and not as a penalty, and, upon the payment in full thereof, First-Knox shall have no further liability or obligations under this Agreement (including under Section 7.2(a)(iii)). The obligations of First-Knox under this Section 7.2(b) shall survive a termination of this Agreement.

         7.3. Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of First-Knox or of Park, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time.

         8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         (a)      if to Park, to

                  Park National Corporation
                  50 North Third Street
                  Newark, Ohio 43055
                  Attn: David C. Bowers,
                        Senior-Vice President
                  Telecopy No.: 614-349-3787

         with a copy to

                  Porter, Wright, Morris & Arthur
                  41 South High Street
                  Columbus, Ohio 43215
                  Attn: Richard A. Cheap
                  Telecopy No.: (614) 227-2100

                  and

         (b)      if to First-Knox, to

                  The First-Knox Banc Corp.
                  One South Main Street
                  P.O. Box 871
                  Mount Vernon, Ohio 43050
                  Attn:  Ian Watson
                  Telecopy No.: (614) 399-5575

         with a copy to

                  Squire, Sanders & Dempsey L.L.P.
                  1300 Huntington Center
                  41 South High Street
                  Columbus, Ohio 43215
                  Attn: Patrick J. Dugan
                  Telecopy No.: (614) 365-2499

         8.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 28, 1996.

         8.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         8.5. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and (b) except as provided in Section 5.11, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired common shares of the other party pursuant to the Merger until consummation thereof.

         8.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio, without regard to any applicable conflicts of law provisions thereof.

         8.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. For purposes of this Agreement, the term "major portion" of the economic benefits of the Merger means two-thirds of such economic benefits.

         8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.9. Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).

         IN WITNESS WHEREOF, Park and First-Knox have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of October 28, 1996.

PARK NATIONAL CORPORATION                  FIRST-KNOX BANC CORP.


By: /s/ William T. McConnell               By: /s/ Philip H. Jordan, Jr.
   -----------------------------              -------------------------------
        William T. McConnell, Chairman of          Philip H. Jordan, Jr.,
        the Board and Chief Executive              Vice Chairman of the Board
        Officer


By: /s/ C. Daniel DeLawder                 By: /s/ Carlos E. Watkins
   -----------------------------              -------------------------------
        C. Daniel DeLawder, President              Carlos E. Watkins, President
                                                   and Chief Executive Officer

                                   EXHIBIT 5.5
                               AFFILIATE AGREEMENT
                               -------------------


Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of First-Knox Banc Corp., an Ohio corporation ("First-Knox"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of _________, 1996, by and between First-Knox and Park National Corporation, an Ohio corporation ("Park") (the "Agreement"), First-Knox will be merged (the "Merger") into and with Park and the name of the surviving corporation will be Park National Corporation, an Ohio corporation (the "Surviving Corporation").

         As used herein, "First-Knox Common Stock" means the Common Shares, par value $3.125 per share, of First-Knox and "Surviving Corporation Common Stock" means the Common Shares, without a par value, of the Surviving Corporation.

         I represent, warrant, and covenant to the Surviving Corporation that in the event I receive any Surviving Corporation Common Stock as a result of the
Merger:

               A. I shall not make any sale, transfer, or other disposition of any Surviving Corporation Common Stock acquired by me in the Merger in violation of the Act or the Rules and Regulations.

               B. I have carefully read this letter and the Agreements and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock to the extent I felt necessary, with my counsel or counsel for First-Knox.

               C. I have been advised that the issuance of Surviving Corporation Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of First-Knox, I may be deemed to be an affiliate of First-Knox, the distribution by me of any Surviving Corporation Common Stock acquired by me in the Merger will not be registered under the Act and that I may not sell, transfer, or otherwise dispose of any Surviving Corporation Common Stock acquired by me in the Merger unless
          (i) such sale, transfer, or other disposition has been registered under the Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Surviving Corporation, such sale, transfer, or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that the Surviving Corporation is under no obligation to register under the Act the sale, transfer, or other disposition by me or on my behalf of any Surviving Corporation Common Stock acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

                  E. I also understand that stop transfer instructions will be given to the Surviving Corporation's transfer agents with respect to Surviving Corporation Common Stock and that there will be placed on the certificates for the Surviving Corporation Common Stock acquired by me in the Merger, or any substitutions therefor, a legend stating in substance:

                           "The shares represented by this certificate were
                  issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated ______, 1996 between the registered holder hereof and the issuer of the certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefor."

                  F. I also understand that unless the transfer by me of my Surviving Corporation Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Surviving Corporation reserves the right to put the following legend on the certificates issued to my transferee:

                           "The shares represented by this certificate have not
                  been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraph E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Surviving Corporation, to the effect that such legend is not required for purposes of the Act.

         I further represent to and covenant with First-Knox and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreements), sell, transfer, or otherwise dispose of any shares of First-Knox Common Stock and that I will not sell, transfer, or otherwise dispose of any shares of Surviving Corporation Common Stock (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of combined operations of First-Knox and Park have been published by the Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that First-Knox and the Surviving Corporation will give stop transfer instructions to their respective transfer agents in order to prevent the breach of the representations, warranties, and covenants made by me in this paragraph. I also understated that the Merger is intended to be treated for accounting purposes as a "pooling of interests," and I agree that, if First-Knox or the Surviving Corporation advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of First-Knox Common Stock or Surviving Corporation Common Stock in order to be entitled to use the pooling of interest accounting method, I will abide by such restrictions.

                                             Very truly yours,



                                             ------------------------------
                                             Name:


Accepted this _______ day of
_________________, 1996,


By:
   -----------------------------
         Name:
         Title:



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



                                 EXHIBIT 6.2(E)
                        OPINION OF COUNSEL FOR FIRST-KNOX
                        ---------------------------------

         Park shall have received a favorable opinion dated as of the Closing Date from Squire, Sanders & Dempsey, as counsel for First-Knox, reasonably acceptable to Park, to the effect that:

         (a) First-Knox Bank is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States; Farmers is a state-chartered bank, duly organized, validly existing, and in good standing under the laws of the State of Ohio; First-Knox is a corporation duly organized, validly existing, and in good standing under the laws of Ohio; all eligible accounts of deposit in First-Knox Bank and Farmers are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law; First-Knox is a duly and validly registered bank holding company under the BHCA; all corporate action required to be taken by the directors and shareholders of First-Knox to authorize the transactions contemplated by the Merger Agreement have been taken; and First-Knox has the corporate power to effect the Merger in accordance with the terms of the Merger Agreement;

         (b) the execution and delivery of the Merger Agreement did not, and the consummation of the Merger will not, conflict with any provision of the articles or certificate of incorporation, regulations, bylaws, or other charter documents of First-Knox or its Significant Subsidiaries;

         (c) the execution and delivery of the Merger Agreement and the consummation of the Merger have been authorized by all necessary corporate action of First-Knox; and the Merger Agreement is a valid and binding agreement of First-Knox in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting enforcement of creditors' rights generally and except that the enforceability of the obligations of First-Knox may be subject to general principles of equity;

         (d) First-Knox and its Significant Subsidiaries have the corporate power and authority to own all of their properties and assets and to carry on their businesses as presently conducted in all jurisdictions in which such ownership exists or such business is conducted; First-Knox and its Significant Subsidiaries are not required to be qualified to do business in any jurisdiction other than Ohio; and

         (e) such counsel knows of no pending or threatened litigation, proceeding, or investigation which might result in any material adverse change in the business, properties, or financial condition of First-Knox or its Significant Subsidiaries.

         Such opinion may be governed by the Accord. In giving such opinion, such counsel may rely as to matters of fact, without independent investigation, to the extent such counsel deems such reliance to be customary, reasonable, and appropriate, on certificates of federal, state, or local government officials and on certificates of officers and directors of First-Knox and its Significant Subsidiaries. Such counsel may add such other qualifications and explanations of the basis of its opinions as are consistent with the Accord.

                                 EXHIBIT 6.3(E)
                           OPINION OF COUNSEL FOR PARK
                           ---------------------------

         First-Knox shall have received a favorable opinion dated as of the Closing Date from Porter, Wright, Morris & Arthur, as counsel for Park, reasonably acceptable to First-Knox, to the effect that:

         (a) The Park National Bank, Newark, Ohio, is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States; Park is a corporation duly organized, validly existing, and in good standing under the laws of Ohio; all eligible accounts of deposit in The Park National Bank, Newark, Ohio, is insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law; Park is a duly and validly registered bank holding company under the BHCA and a duly and validly registered savings and loan holding company under the HOLA; all corporate action required to be taken by the directors and shareholders of Park to authorize the transactions contemplated by the Merger Agreement have been taken; and Park has the corporate power to effect the Merger in accordance with the terms of the Merger Agreement;

         (b) the execution and delivery of the Merger Agreement did not, and the consummation of the Merger will not, conflict with any provision of the articles or certificate of incorporation, regulations, bylaws, or other charter documents of Park or its Significant Subsidiaries;

         (c) the execution and delivery of the Merger Agreement and the consummation of the Merger have been authorized by all necessary corporate action of Park and the Merger Agreement is a valid and binding agreement of Park in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting enforcement of creditors' rights generally and except that the enforceability of the obligations of Park may be subject to general principles of equity;

         (d) Park and its Significant Subsidiaries have the corporate power and authority to own all of their properties and assets and to carry on their businesses as presently conducted in all jurisdictions in which such ownership exists or such business is conducted; Park and its Significant Subsidiaries are not required to be qualified to do business in any jurisdiction other than Ohio; and

         (e) such counsel knows of no pending or threatened litigation, proceeding, or investigation which might result in any material adverse change in the business, properties, or financial condition of Park or its Significant Subsidiaries.

         Such opinion may be governed by the Accord. In giving such opinion, such counsel may rely as to matters of fact, without independent investigation, to the extent such counsel deems such reliance to be customary, reasonable, and appropriate, on certificates of federal, state, or local government officials and on certificates of officers and directors of Park and its Significant Subsidiaries. Such counsel may add such other qualifications and explanations of the basis of its opinions as are consistent with the Accord.


                                       47